Exhibit 32.1

       Form of Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code


I, Joseph F. Kruy, the chief executive officer and chief financial officer of Cambex Corporation, certify that

(i) This annual report on Form 10KSB for the fiscal year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(ii) The information contained in this annual report on Form 10KSB fairly presents, in all material respects, the financial condition and results of operations of Cambex Corporation.


Dated: March 30, 2005        /s/ Joseph F. Kruy
                             Joseph F. Kruy
                             President and Treasurer
                             [principal executive officer and
                              principal financial officer]


This certification accompanies this annual report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 10 of the Securities Exchange Act of 1934, as amended.